United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

JULY 8, 2005

Date of Report (Date of earliest event reported)

PACIFIC VEGAS GLOBAL STRATEGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-49701

COLORADO	84-1159783
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

16/F, Winsome House
73 Wyndham Street, Central, Hong Kong

(Address of principal executive offices, including zip code)

011) (852) 3154-9370

(Issuer’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this report, “we”, “us”, “our”, or “Company” refer to Pacific Vegas Global Strategies, Inc., a Colorado corporation.

On July 8th, 2005, we signed a Stock Purchase Agreement (the “Agreement”) with JIANG ZUO (the “Buyer”). Pursuant to the Agreement, we agreed to sell our 100% ownership interest in the Company’s wholly-owned subsidiary Cyber Technology Group Holdings Ltd. (“CTGH”).

The Buyer agreed to pay the Company US$125,000 in cash at the Closing. In addition, the Buyer agreed to assume and pay, and to hold the Company harmless from, all liabilities shown on the consolidated balance sheet of CTGH attached to the Agreement as Exhibit A. Further, the Buyer agreed to cancel and waive at the Closing the Company’s liability to CTGH in the current amount of US$549,288, which has been shown on CTGH’s consolidated balance sheet as an amount “Due from Holding Company.”

The Closing shall occur as soon as practicable upon our shareholders have approved the transaction pursuant to Colorado law.

ITEM 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(a)             Financial Statements of Businesses Acquired:

N/A

(b)            Pro Forma Financial Information:

N/A

(c)             Exhibits:

The Stock Purchase Agreement between the Company and JIANG ZUO dated July 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VEGAS GLOBAL STRATEGIES, INC.
(Registrant)

Date: July 8, 2005	By:	/s/ RAYMOND CHOU
Raymond Chou, CEO